UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2013

FLIR SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27700 SW Parkway Avenue
Wilsonville, Oregon 97070
(503) 498-3547
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s annual meeting of shareholders was held on April 26, 2013, at which the following persons were elected to the Board of Directors by a vote of shareholders, by the votes and for the terms indicated:

	Vote
Director	For	Against	Abstain	Broker Non-Votes	Term Ending

John D. Carter	112,175,387	11,280,373	2,465,607	6,231,895	2016
Michael T. Smith	117,272,908	4,527,155	4,121,304	6,231,895	2016
John W. Wood, Jr.	123,579,349	1,098,288	1,243,730	6,231,895	2016

The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved by the following votes:

For	Against	Abstain

124,781,352	5,412,495	1,959,385

The proposal to approve the amendments to the Company’s Second Restated Articles of Incorporation to eliminate classification of the Company’s Board of Directors was approved by the following votes:

For	Against	Abstain	Broker Non-votes

124,039,331	189,883	1,691,913	6,232,135

The proposal to approve the amendments to the Company’s Second Restated Articles of Incorporation to adopt a majority vote standard to be used in uncontested director elections was approved by the following votes:

For	Against	Abstain	Broker Non-votes

124,104,860	138,095	1,678,172	6,232,135

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on May 1, 2013.

FLIR SYSTEMS, INC.
(Registrant)

By     \s\ Anthony L. Trunzo
Anthony L. Trunzo
Sr. Vice President, Finance and
Chief Financial Officer